As filed with the Securities and Exchange Commission on May 5, 2011	File No. 333-127477

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

UNITED COMMUNITY BANKS, INC.
(Exact name of issuer as specified in its charter)

Georgia	58-1807304
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

United Community Banks, Inc.
125 Highway 515 East
Blairsville, Georgia 30512
(706) 781-2265
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
Jimmy C. Tallent 125 Highway 515 East Blairsville, Georgia 30512 (706) 781-2265 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
James W. Stevens Kilpatrick Townsend & Stockton LLP 1100 Peachtree Street, Suite 2800 Atlanta, Georgia 30309-4530 (404) 815-6500

Approximate date of commencement of proposed sale to the public: _____________________________________________________________.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer ☐                                                                                                          Accelerated Filer ☒

Non-accelerated Filer ☐                                                                                                     Smaller Reporting Company ☐

(Do not check if smaller reporting company)

This Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-127477) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933, as amended.

DEREGISTRATION OF SHARES

In accordance with the undertakings of United Community Banks, Inc. (the “Company”) set forth in its registration statement on Form S-3 (File No. 333-127477), originally filed with the Securities and Exchange Commission on August 12, 2005 (the “Registration Statement”), the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister its Dividend Reinvestment and Share Purchase Plan (the “Plan”) and all of the shares of the Company’s common stock, par value $1.00, that remain unsold under the Plan as of the filing date of this Post-Effective Amendment No. 1.  The Company hereby terminates the offering of shares of its common stock pursuant to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Blairsville, state of Georgia, on May 5, 2011.

UNITED COMMUNITY BANKS, INC.

By:	/s/ Jimmy C. Tallent
Jimmy C. Tallent
President and Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated on May 5, 2011.

Signature	Title

/s/ Jimmy C. Tallent	President, Chief Executive Officer and Director
Jimmy C. Tallent	(Principal Executive Officer)

*	Executive Vice President and Chief Financial Officer
Rex S. Schuette	(Principal Financial Officer)

*	Senior Vice President, Controller and Chief Accounting Officer
Alan H. Kumler	(Principal Accounting Officer)

*	Chairman of the Board
Robert L. Head, Jr.

*	Vice Chairman of the Board
W.C. Nelson, Jr.

*	Director
Robert Blalock

*	Director
Hoyt O. Holloway

*	Director
Tim Wallis

*By:	/s/ Jimmy C. Tallent
Jimmy C. Tallent Attorney-in-Fact (Pursuant to a Power of Attorney)